UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 6, 2008, Interlink Electronics, Inc. (the “Company”) delivered to Charles C. Best (“Best”), the Company’s Chief Financial Officer, a letter (the “Letter Agreement”) in which the Company agreed that if Best’s employment is terminated by the Company other than for Cause (as defined in the Letter Agreement) or by Best for Good Reason (as defined in the Letter Agreement) at any time before the earlier to occur of December 31, 2009 and the first anniversary of the employment of a new Chief Executive Officer on a full-time basis, the Company will pay Best the sum of $200,000.00, in addition to any other amounts then owing to Best. The Company delivered similar letters to other key employees of the Company, none of whom are named executive officers or principal officers, on February 6, 2008.

The Letter Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Letter Agreement from Interlink Electronics, Inc. to Charles C. Best, dated February 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2008.

INTERLINK ELECTRONICS, INC.

By:	/s/ Charles C. Best
Name:	Charles C. Best,
Title:	Chief Financial Officer